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                                                                Exhibit 5.2

                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]



                                November 5, 1996

(213) 229-7000                                                  C 72752-00011

The Price REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, California 90036

                Re:     The Price REIT, Inc.

Ladies and Gentlemen:

                We have acted as special counsel to The Price REIT, Inc., a Maryland corporation (the "Company"), in connection with the issuance and sale by the Company of $55,000,000 principal amount of its 7-1/2% Senior Notes due 2006 (the "Securities") pursuant to an Indenture, dated as of October 27, 1995 (the "Indenture"), between the Company and First Trust of California, National Association, as trustee (the "Trustee"). We have examined the Registration Statement on Form S-3, File No. 33-95832 (the "Shelf Registration Statement"), of the Company and the Registration Statement on Form S-3, File No. 333-15143 ((the "462(b) Registration Statement," and together with the Shelf Registration Statement, the "Registration Statement")), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering by the Company of the Securities. The Securities are to be publicly offered and sold by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan & Co. and J.P. Morgan Securities Inc. (collectively, the "Underwriters"). The Securities will be acquired by the Underwriters pursuant to the terms of a Purchase Agreement (the "Purchase Agreement"), dated October 31, 1996, between the Company and the Underwriters.

                For the purposes of the opinions set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with


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GIBSON, DUNN & CRUTCHER LLP


The Price REIT, Inc.
November 5, 1996
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the issuance and sale of the Securities.  In arriving at the following opinions, we have relied, among other things, upon our examination of such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to the completion of the proceedings to be taken by the Company, the Trustee and the Underwriters prior to the sale of the Securities, it is our opinion that the Securities, when executed, issued, delivered and paid for in accordance with the terms of the Indenture and the Purchase Agreement (assuming due execution and delivery of the Indenture and authentication of the Securities by the Trustee and payment for the Securities by the Underwriters), will be binding obligations of the Company.

                Our opinion is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; (ii) the limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) our assumption that there exist no agreements, understandings or negotiations among the parties to the Indenture or to the Purchase Agreement that would modify the terms of either thereof or the respective rights or obligations of the parties thereunder.

                We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the laws of the State of New York. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

                We consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption "Legal Matters" in the

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GIBSON, DUNN & CRUTCHER LLP

The Price REIT, Inc.
November 5, 1996
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Prospectus Supplement that forms a part of the Registration Statement.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission under the Securities Act.

                                        Very truly yours,


                                        /s/ Gibson, Dunn & Crutcher LLP
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                                            GIBSON, DUNN & CRUTCHER LLP